UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012
_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Prime Global Capital Group Incorporated (the “Company”) was held on April 12, 2012 (the “Annual Meeting”).  The Company’s stockholders voted on the following five proposals (described in detail in the Company’s definitive proxy statement) at the Annual Meeting and cast their votes as follows:

Proposal No. 1
The Company’s stockholders elected the following nominees as directors for terms expiring at the Company’s 2013 Annual Meeting of the Stockholders:  Weng Kung Wong, Liong Tat Teh, Amirrudin Bin Che Embi, Peijin W. Harrison and EE Ring Yap.  These nominees represented the Board’s entire slate of nominees.  The complete final tabulation of voting results for the election of directors is set forth below:

Name	For	Against	Abstain	Broker Non-Vote
Weng Kung Wong	393,877,817	0	0	612,818
Liong Tat Teh	393,877,817	0	0	612,818
Amirrudin Bin Che Embi	393,877,817	0	0	612,818
Peijin W. Harrison	393,877,817	0	0	612,818
EE Ring Yap	393,877,817	0	0	612,818

Proposal No. 2	The Company’s stockholders ratified the appointment of Borgers & Cutler CPAs PLLC as the Company’s independent auditors for the fiscal year ending October 31, 2012 by the votes indicated below:

For	Against	Abstain	Broker Non-Vote(1)
394,490,635	0	0	0

(1)	Pursuant to the rules of the NYSE, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal No. 3
The Company’s stockholders approved the listing of the Company’s securities on one or more senior exchanges including but not limited to the NYSE AMEX Equities or the NASDAQ stock market by the votes indicated below:

For	Against	Abstain	Broker Non-Vote(1)
394,490,635	0	0	0

(1)	Pursuant to the rules of the NYSE, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal No. 4	The Company’s stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes indicated below:

For	Against	Abstain	Broker Non-Vote
393,877,817	0	0	612,818

Proposal No. 5
The Company’s stockholders approved on a non-binding advisory basis to consider the compensation of the Company’s named executive officers every three years.  The complete final tabulation of voting results regarding the frequency of considering executive compensation is set forth below:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
0	0	393,877,817	0	612,818

As of the close of business on March 9, 2012, the record date, the Company had 501,854,393 shares of Common Stock, at $0.001 par value.  Stockholders holding 394,490,635 shares, or approximately 78.6% of the eligible voting shares, were present in person and by proxy at the Annual Meeting.

Item 8.01   Other Events

On April 12, 2012, Borgers & Cutler CPAs PLLC (“B&C”), our independent registered public accounting firm, audited the effectiveness of our internal control over financial reporting for the period from November 1, 2011, to February 29, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or  COSO.  This audit was conducted in connection with the Company’s remediation of the material weakness in internal control over financial reporting identified by the Company as of October 31, 2011, which was fully described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011, filed with the SEC on January 31, 2012.

B&C expressed in its report, or the Auditor Report, that in its opinion, the Company maintained in all material respects effective internal control over financial reporting as of February 29, 2012, based on criteria established in Internal Control—Integrated Framework issued by COSO.

The foregoing description of the Auditor’s Report is qualified in its entirety by reference to the Auditor’s Report, which is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Report of Independent Registered Public Accounting Firm, dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: April 13, 2012

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer